Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 333-91178 on Form S-8 of the Park National Corporation Employees Stock Ownership Plan of our report dated June 22, 2007, appearing in this Annual Report on Form 11-K of the Park National Corporation Employees Stock Ownership Plan for the year ended December 31, 2006.
/s/ Crowe Chizek and Company LLC
Columbus, Ohio
June 28, 2007

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